MOORE STEPHENS

ELLIS FOSTER LTD.

 CHARTERED ACCOUNTANTS

1650 West 1st Avenue

Vancouver, BC  Canada   V6J 1G1

Telephone:  (604) 737-8117  Facsimile: (604) 714-5916

Website:   www.ellisfoster.com

Reply Attention:  D.T. Kong

March 24, 2004

Fidelity Capital Concepts Limited

U.S. Securities & Exchange Commission

c/o 1000 - 409 Granville Street

450 Fifth Street, N.W.

Vancouver, BC

Washington, D.C.  20549

V6C 1T2

Dear Sirs:

Re:  Form SB-2

We refer to the Form SB-2 Registration Statement of Fidelity Capital Concepts Limited (the "Company") filed pursuant to the Securities Exchange Act of 1933, as amended.

We conducted an audit of the Company's financial statements for the year ended September 30, 2003 and have provided an audit report dated November 18, 2003, except as to Note 2 which was as of January 14, 2004, in connection with the preparation of the Form SB-2 Registration Statement.  We hereby consent to the filing of our audit report as part of the aforementioned Form SB-2 Registration Statement.

Moore Stephens Ellis Foster Ltd. consents to the filing of this consent letter as an exhibit to the Form SB-2 Registration Statement and consents to the reference to our firm in the Form SB-2 Registration Statement.

Yours truly,

/s/MOORE STEPHENS ELLIS FOSTER LTD.

MOORE STEPHENS ELLIS FOSTER LTD.

MSEFA partnership of incorporated professionals

An independently owned and operated member of Moore Stephens North America Inc., a member of Moore Stephens International Limited

- members in principal cities throughout the world